UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2011 (December 13, 2011)

The Warnaco Group, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-10857	95-4032739
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

501 Seventh Avenue, New York, New York		10018
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 287-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, The Warnaco Group, Inc. (the “Registrant”) and Helen McCluskey, the Registrant’s current Chief Operating Officer, entered into an employment agreement (the “McCluskey Agreement”), effective on February 1, 2012 (the “Effective Date”), when Ms. McCluskey will be appointed President and Chief Executive Officer of the Registrant and a member of the Registrant’s board of directors.  Pursuant to the McCluskey Agreement, as of the Effective Date and during her employment, Ms. McCluskey will be entitled to an annual base salary of $1,000,000 and an annual target bonus opportunity of 110% of her annual base salary.

Ms. McCluskey is also entitled to an annual supplemental award with a value equal to 10% (increasing to 13% once she attains age 60) of her total cash compensation earned for the prior fiscal year (each, a “Supplemental Award”).   Fifty percent of each Supplemental Award is in the form of restricted shares (the “Career Shares”) and the remaining 50% of each Supplemental Award is in the form of a credit to a notional account.  The Career Shares and notional accounts generally vest upon the attainment by Ms. McCluskey of certain age and service objectives set forth in the agreement.

The McCluskey Agreement provides that upon termination of her employment due to death or disability after the Effective Date, Ms. McCluskey is entitled to a pro-rata bonus for the portion of the year of termination that has elapsed as of such termination, with such amount based on the Registrant’s performance for such year, as well as vesting of 50% of her unvested Supplemental Awards.  Upon termination of her employment without “Cause” or for “Good Reason” (as those terms are defined in the McCluskey Agreement) after the Effective Date and before she attains age 65 (other than in connection with a “change in control” (as defined in the McCluskey Agreement)), Ms. McCluskey is entitled to, subject to execution of a release of claims and compliance with the restrictive covenants in the McCluskey Agreement: (i) a payment equal to 1.5 times her annual base salary and target bonus opportunity, payable in a lump sum, (ii) a pro-rata bonus for the portion of the year of termination that has elapsed as of such termination, with such amount based on the Registrant’s performance for such year, (iii) vesting of 50% of her unvested restricted stock (other than Career Shares), (iv) a period of 12 months (or the remainder of the term if shorter) to exercise any stock options granted on or after the Effective Date and (v) reimbursement for the cost of continued participation in the Registrant’s medical and dental plans until the earlier of 18 months from the date of termination or the date she obtains coverage from a subsequent employer.  If such termination is on or within one year following a change in control or within 60 days prior to such event (and such termination is in connection with, or in anticipation of, such change in control) and before she attains age 65, subject to execution of a release of claims and compliance with the restrictive covenants in the McCluskey Agreement, Ms. McCluskey is entitled to: (i) three times her base salary and target bonus opportunity, payable in a lump sum, (ii) a pro-rata target bonus for the year of termination, payable in a lump sum, (iii) vesting of all outstanding equity awards (other than Career Shares and any performance unit awards), with 24 months (or the remainder of the term if shorter) to exercise any stock options granted on or after August 11, 2005, (iv) vesting of all outstanding Supplemental Awards and (v) reimbursement for the cost of continued participation in the Registrant’s medical and dental plans until the earlier of 36 months from the date of termination or the date she obtains coverage from a subsequent employer.  For any termination of her employment on or after age 65, Ms. McCluskey is not entitled to severance and her outstanding equity awards (other than Career Shares) will be treated in accordance with the applicable retirement provisions under the Registrant’s equity program, which currently provide for continued vesting of awards and extension of the post-termination exercise period for stock options subject to not engaging in a “Competitive Activity” (as defined in the applicable award agreements).

Under the McCluskey Agreement, as of the Effective Date, Ms. McCluskey will generally be bound by a perpetual confidentiality covenant, a 12-month post-termination non-compete, an 18-month post-termination non-solicit/no hire of employees and an 18 month non-solicit of customers; provided that all restrictive covenants increase to 24 months following termination of her employment on or after she attains age 65.

If any payments, benefits or entitlements provided to Ms. McCluskey under the McCluskey Agreement or otherwise are subject to federal excise tax as excess parachute payments and Ms. McCluskey would be in a better position on an after-tax basis, such payments, benefits or entitlements will be reduced such that no federal excise tax will apply.

On December 13, 2011, the Registrant and Joseph R. Gromek, the Registrant’s President and Chief Executive Officer, entered into an agreement (the “Gromek Agreement”) whereby Mr. Gromek will retire as President and Chief Executive Officer of the Registrant and as a member of its board of directors, effective February 1, 2012, continuing as an employee through March 4, 2012.  Through March 4, 2012, Mr. Gromek will continue to receive his current base salary and benefits and will be paid any earned annual bonus with respect to 2011.  Equity awards granted to Mr. Gromek after 2008 will be treated in accordance with the applicable plans and his current employment agreement, which provides, subject to his compliance with his non-compete and non-solicitation covenants, for continued vesting upon retirement as if he had remained employed, with one year to exercise stock options granted in 2008 and 2009 and the later of two years from his retirement date or six months from the date the last tranche of the option vests to exercise his stock options granted in 2010 and 2011.   Subject to his compliance with his non-compete and non-solicitation covenants, Mr. Gromek will also have one year to exercise stock options granted prior to 2008.

Subject to execution of a release of claims, upon his retirement, Mr. Gromek will be entitled to (i) a pro-rata target bonus for 2012, payable on March 26, 2012, (ii) a fully vested supplemental award for fiscal year 2011 with a value equal to 30% of the actual base salary and bonus he earned for fiscal year 2011, (iii) a fully vested pro-rata supplemental award for fiscal year 2012 equal to 30% of the base salary he earns in 2012 and pro-rata bonus amount for 2012 and (iv) reimbursement for the cost of continued participation in the Registrant’s medical and dental plans until the earlier of 18 months from the date of termination or the date he obtains coverage from a subsequent employer.

The Gromek Agreement incorporates the restrictive covenants in Mr. Gromek’s current employment agreement and, as such, he is bound by a perpetual confidentiality covenant, a 24-month post-retirement non-compete and a 24-month post-retirement non-solicit/no hire of employees and a 24-month post-retirement non-solicit of customers.

The summaries of the McCluskey Agreement and the Gromek Agreement above are qualified in their entirety by reference to the McCluskey Agreement and the Gromek Agreement, which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference in their entirety herein.

On December 13, 2011, the Registrant issued a press release announcing the change in the Company’s management described above.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8−K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Letter Agreement, dated as of December 13, 2011, by and between The Warnaco Group, Inc. and Helen McCluskey.

10.2	Retirement Agreement, dated as of December 13, 2011, by and between The Warnaco Group, Inc. and Joseph R. Gromek.

99.1	Press Release, dated December 13, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE WARNACO GROUP, INC.
Date: December 13, 2011	By:	/s/ Lawrence R. Rutkowski
		Name:	Lawrence R. Rutkowski
		Title:	Executive Vice President and Chief Financial Officer

 EXHIBIT INDEX

Exhibit No.	Document

10.1	Letter Agreement, dated as of December 13, 2011, by and between The Warnaco Group, Inc. and Helen McCluskey.

10.2	Retirement Agreement, dated as of December 13, 2011, by and between The Warnaco Group, Inc. and Joseph R. Gromek.

99.1	Press Release, dated December 13, 2011.